Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL FISCAL 2009 THIRD QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – May 13, 2009 – Cracker Barrel Old Country Store, Inc. (“the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its third quarter earnings conference call on Wednesday, May 27, 2009 beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter ended May 1, 2009 and update the outlook for fiscal year 2009, which ends on July 31, 2009.

The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.crackerbarrel.com on May 27, 2009, beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through June 10, 2009.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 588 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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